Exhibit 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

     I, Stefan Schraps, President, Chief Executive Officer and Chief Financial Officer of BodyTel Scientific, Inc. (the “Company”), certify that:

1.

the Quarterly Report on Form 10-Q of the Company for the quarter ended August 31, 2008 as filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 19, 2008	By:	/s/ Stefan Schraps
Name: Stefan Schraps
Title: President, Chief Executive Officer,
Chief Financial Officer and Director
(Principal Executive Officer and Principal
Financial and Accounting Officer)